EXHIBIT 99.1

Press Release

Ambassadors Group Provides Deployable Cash Information

SPOKANE, WA, July 15, 2015 – Ambassadors Group, Inc. (NASDAQ: EPAX) announced on July 13, 2015 that it will cease operations and close its student and adult travel business by the end of 2015.  As previously reported, the Company will begin downsizing its staff and operations on July 27, 2015.  These efforts are estimated to be largely complete by the end of August 2015.  A small staff will manage the wind down of operations during the fourth quarter of the year.  The Company’s board of directors is evaluating efficient ways to distribute all excess cash to its shareholders.  The amount of any such distribution and its timing cannot be estimated at this time, as the Company is preparing final payments for travel vendors as part of its peak travel season, as well as estimating other closing costs and funds needed to shut down the business.

The Company uses deployable cash as a liquidity measure, which is calculated as the sum of cash, cash equivalents, short-term available-for-sale securities and prepaid program costs and expenses, less the sum of accounts payable, accrued expenses and other short-term liabilities (excluding deferred taxes) and participant deposits. The Company believes the deployable cash measurement is useful in understanding cash available to deploy for current and future business opportunities, as it represents an estimate of excess cash available for capital deployment. This non-GAAP measure is based on assumptions and should not be construed as the maximum amount of cash sources available to run the business.

As of June 30, 2015, deployable cash was approximately $45.3 million, up from $31.7 million at March 31, 2015.  During the third quarter of each year (July to September), deployable cash traditionally increases as summer travel is complete and the majority of the Company’s travel revenue has been recognized with minimal liability balances remaining to complete payment for summer travel program costs.

Deployable Cash Reconciliation (in thousands)	June 30,	March 31,
	2015	2015
Cash, cash equivalents and short-term available-for-sale securities	$71,039	$78,558
Prepaid program cost and expenses	12,203	6,607
Less: Participants’ deposits	(33,492)	(50,301)
Less: Accounts payable/accruals/other liabilities	(4,431)	(3,123)
Deployable cash	$45,319	$31,741

The Company expects to amend its July 14 8-K filing to include a range of estimated exit costs. The Company expects to make such amendment next week. Also, the Company will provide its full second-quarter earnings report as scheduled in August.

ABOUT AMBASSADORS GROUP, INC.
Ambassadors Group, Inc. (NASDAQ: EPAX) is an education and student travel company located in Spokane, Washington.  Additional information about Ambassadors Group, Inc. is available at www.peopletopeople.com and www.ambassadorsgroup.com. In this press release, “Company” refers to Ambassadors Group, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

The information in this Press Release contains certain forward-looking statements based on currently available information and projections about future events and trends, including, but not limited to, statements related to the estimated charges for the workforce reduction. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release.  Such forward-looking statements speak only as of the date of this release and may not reflect risks related to international unrest, outbreak of disease, conditions in the travel industry, the direct marketing environment, changes in economic conditions and changes in the competitive environment.  We expressly disclaim any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in expectations or any change in events.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be met.  For a more complete discussion of certain risks and uncertainties that could cause actual results to differ materially from anticipated results, please refer to the Company’s annual report on Form 10-K filed with the SEC on March 25, 2015, and its proxy statement filed March 30, 2015.

Investor Relations:
Lisa Netz
Ambassadors Group, Inc.
(509) 568-7800